POWER OF ATTORNEY

PepsiCo, Inc. ("PepsiCo") and each of the undersigned, an officer or director, or both, of PepsiCo, do hereby appoint Robert F. Sharpe, Jr. and Lawrence F. Dickie, and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following documents and any and all amendments thereto (including post-effective amendments):

         (i) Registration Statements No. 33-53232 and 33-64243 relating to the offer and sale of PepsiCo's Debt Securities and Warrants, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of debt securities or warrants by PepsiCo or guarantees by PepsiCo of any of its subsidiaries' debt securities or warrants;

         (ii)     Registration  Statements  No.  33-4635,  33-21607,   33-30372,
                  33-31844,   33-37271,  33-37978,  33-47314  and  33-47527  all
                  relating to the primary and/or secondary offer and sale of PepsiCo Capital Stock issued or exchanged in connection with acquisition transactions, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the primary and/or secondary offer and sale of PepsiCo Capital Stock issued or exchanged in acquisition transactions;

         (iii)    Registration  Statements  No.  33-29037,  33-35602,  33-42058,
                  33-51496, 33-54731 33-42121, 33-50685 and 33-66150 relating to the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo SharePower Stock; and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo SharePower Stock Option Plan to employees of PepsiCo or otherwise;

         (iv) Registration Statements No. 2-82645, 33-51514; 33-60965 and 333-89265 covering the offer and sale of shares of PepsiCo Capital Stock under the Long Term Savings Program of PepsiCo, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Capital Stock under the long term savings programs of any other subsidiary of PepsiCo;

         (v) Registration Statements No. 33-61731 and No. 333-09363 pertaining to the offer and sale of PepsiCo Capital Stock under PepsiCo's 1995 Stock Option Incentive Plan, Registration Statement No. 33-54733, relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1994 Long-Term Incentive Plan, Registration Statement No. 33-19539 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1987 Incentive Plan and resales of such shares by officers of PepsiCo, and Registration Statement No. 2-65410 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1979 Incentive Plan, 1972 Performance Share Plan, as amended, and various option plans, and resales of such shares by officers of PepsiCo;

         (vi) Registration Statement No. 33-22970 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1988 Director Stock Plan;

         (vii) all other applications, reports, registrations, information, documents and instruments filed or required to be filed by PepsiCo with the Securities and Exchange Commission, any stock exchanges or any governmental official or agency in connection with the listing, registration or approval of PepsiCo Capital Stock, PepsiCo debt securities or warrants, other securities or PepsiCo guarantees of its subsidiaries' debt securities or warrants, or the offer and sale thereof, or in order to meet PepsiCo's reporting requirements to such entities or persons;

and to file the same, with all exhibits thereto and other documents in connection therewith, and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument on March 21, 2000.

                                  PepsiCo, Inc.


                         By:      /S/ Robert F. Sharpe, Jr.
                                  Robert F. Sharpe, Jr.
                                  Senior Vice President, General
                                  Counsel and Secretary



/S/ ROGER A. ENRICO                               /S/ JOHN J. MURPHY
Roger A. Enrico                                   John J. Murphy
Chairman of the Board and                         Director
Chief Executive Officer


/S/ LIONEL L. NOWELL III                          /S/ FRANKLIN D. RAINES
Lionel L Nowell  III                              Franklin D. Raines
Senior Vice President and Controller              Director
(Chief Accounting Officer)


/S/ INDRA K. NOOYI                                /S/ STEVEN S REINEMUND
Indra K. Nooyi                                    Steven S Reinemund
Chief Financial Officer                           President and Chief Operating
                                                  Officer And Director


/S/ JOHN F. AKERS                                 /S/ SHARON PERCY ROCKEFFELLER
John F. Akers                                     Sharon Percy Rockefeller
Director                                          Director


/S/ ROBERT E. ALLEN                               /S/ FRANKLIN A. THOMAS
Robert E. Allen                                   Franklin A. Thomas
Director                                          Director


/S/ PETER FOY                                     /S/ P. ROY VAGELOS
Peter Foy                                         P. Roy Vagelos
Director                                          Director


/S/ RAY L. HUNT                                   /S/ KARL M VON DER HEYDEN
Ray L. Hunt                                       Karl M. von der Heyden
Director                                          Vice Chairman of the Board


/S/ ARTHUR C. MARTINEZ                            /S/ ARNOLD R. WEBER
Arthur C. Martinez                                Arnold R. Weber
Director                                          Director